                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): May 15, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 15, 2006, CSP Inc. (the "Company") issued a press release announcing its financial results for the second quarter and year to date fiscal year 2006 which ended March 31, 2006. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated May 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: May 17, 2006 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS SECOND-QUARTER FISCAL 2006 FINANCIAL RESULTS

Company Reports 38% Increase in Quarterly Net Income on Strength of Multicomputer Business

BILLERICA, MA, May 15, 2006 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the second quarter of fiscal 2006 ended March 31, 2006.

For the second quarter of fiscal 2006, CSP Inc. reported sales of $17.6 million compared with $18.7 million in the second quarter of fiscal 2005. Net income for the second quarter was $1.0 million, or $0.27 per diluted share, compared with $750,000, or $0.20 per diluted share, in the second quarter a year ago. CSP's second-quarter fiscal 2006 net income includes an expense of approximately $384,000 for professional fees related to the previously announced restatement of the Company's interim and annual financial results for fiscal 2004 and fiscal 2003.

The Company recorded equity-based compensation expense of $62,000 for the quarter under SFAS 123R for employee and director stock options and the employee stock purchase plan.

"CSP Inc. performed well in the second fiscal quarter," said Alexander R. Lupinetti, chairman and chief executive officer of CSP Inc. "We reported a 38 percent year-over-year increase in quarterly net income, driven by solid margin performance in our Systems segment from our Multicomputer Division as a result of increased revenues and improved overhead absorption."

"Our Multicomputer Division revenues were from shipments related to a new program win as well as other deployments," continued Lupinetti. "During the quarter, we announced that we had been awarded a contract to supply FastCluster 2000 SERIES computers for Lockheed Martin's real-time computing platform in support of the U.S. Navy's Radar Scene Generation (RSG) Program. The RSG provides a test and evaluation resource at the Navy's Combat System Engineering Development Site for the Aegis Combat System. We shipped a FastCluster system in the second quarter for approximately $1 million to support the first phase of the program. We plan to ship additional FastCluster multicomputers to fulfill the requirements of the RSG program."

"We also announced the introduction of our second-generation FastCluster 3000 Series, which provides our customers with the most advanced interconnect technology available today," added Lupinetti. "We have already begun to see interest in this offering from our customers. Looking ahead, we continue to anticipate significant opportunities for our fully ruggedized open source multicomputer products. As in the past, however, we expect revenues to continue to be lumpy as a result of timing of shipments."

"At MODCOMP, which operates in our Service and Systems Integration segment, our overall market share remains solid and we continue to see demand for our IT systems integration services and best-of-breed integrated IT solutions," said Lupinetti. "However, in order to cut costs, two integration services customers of our German subsidiary have significantly reduced their contract service levels. To align our workforce with current business volume, we are in the process of negotiating a reduction of our German staff. As a result, we expect to incur costs in the range of approximately $500,000 spread over the next two to three quarters. At our U.S.-based IT Systems and Solutions division, we are adding to our sales force to grow our market position as a provider of solutions for integrated IT environments."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to continued multicomputer shipments to fulfill the requirements of the RSG program, future opportunities for the Company's multicomputer products, the lumpy nature of the Company's revenues as a result of the timing of shipments, demand for MODCOMP's services and solutions, and the its plans to enhance margins through strict cost controls and operating efficiencies. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	September 30,
	2006	2005
Assets
Current assets:
Cash and short-term investments	$12,662	$12,727
Accounts receivable, net	11,413	6,891
Inventories	4,313	3,711
Other current assets	1,596	923
Total current assets	29,984	24,252
Property, equipment and improvements, net	1,089	1,179
Other assets	5,300	5,513
Total assets	$36,373	$30,944

Liabilities and Shareholders' Equity
Current liabilities	12,266	7,581

Pension and retirement plans	7,352	7,129
Deferred income taxes	203	166

Shareholders' equity	16,552	16,068
Total liabilities and shareholders' equity	$36,373	$30,944

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------//-------Six months ended----/
	March 31	March 31	March 31	March 31
	2006	2005	2006	2005
Sales:
Product	$14,936	$15,383	$26,874	$26,313
Service	2,711	3,339	5,869	6,501
Total sales	17,647	18,722	32,743	32,814

Cost of Sales:
Product	10,991	11,604	20,924	19,906
Service	1,938	2,394	4,152	4,485
Total cost of sales	12,929	13,998	25,076	24,391

Gross profit	4,718	4,724	7,667	8,423

Operating expenses:
Engineering and development	610	695	1,122	1,464
Selling, general & administrative	3,125	3,092	6,069	5,528
Total operating expenses	3,735	3,787	7,191	6,992

Operating income	983	937	476	1,431

Other income, net	181	90	236	81

Income from continuing operations before income taxes	1,164	1,027	712	1,512
Provision for income taxes	131	257	225	454
Income from continuing operations	1,033	770	487	1,058

Loss from discontinued operations, net
Income taxes	--	(20)	--	(71)

Net Income	$1,033	$750	$487	$987

Income per share from continuing operations - basic	$0.28	$0.21	$0.13	$0.30
Lloss per share from discontinued
operations - basic	--	--	--	($0.02)
Net income per share - basic	$0.28	$0.21	$0.13	$0.28
Weighted average shares outstanding - basic	3,682	3,591	3,680	3,584

Income per share from continuing operations - diluted	$0.27	$0.20	$0.13	$0.28
Loss per share from discontinued
operations - diluted	--	--	--	($0.02)
Net income per share - diluted	$0.27	$0.20	$0.13	$0.26
Weighted average shares outstanding - diluted	3,767	3,814	3,781	3,811